CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation in this Registration Statement of First Commerce Corporation (the "Company") on Form S-3 of our report dated January 10, 1997, on our examination of the consolidated financial statements of the Company and its subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, by reference from the Annual Report of the Company on Form 10-K for the year ended December 31, 1996.


                           /s/ ARTHUR ANDERSEN LLP
                           ___________________________________
                                   ARTHUR ANDERSEN LLP

New Orleans, Louisiana,
May 27, 1997